                                                               EXHIBIT 99(d)(2)


                                                                  EXECUTION COPY









                          AGREEMENT AND PLAN OF MERGER



                                     BETWEEN



                             LUXOTTICA GROUP S.P.A.,



                            SHADE ACQUISITION CORP.,



                                       AND



                        SUNGLASS HUT INTERNATIONAL, INC.









                          DATED AS OF FEBRUARY 22, 2001

                                TABLE OF CONTENTS
                                                                           PAGE

ARTICLE I THE OFFER..........................................................2
  Section 1.01. The Offer....................................................2
  Section 1.02. Company Actions..............................................3
  Section 1.03. Directors....................................................5
ARTICLE II THE MERGER........................................................6
  Section 2.01. The Merger...................................................6
  Section 2.02. Effective Time; Closing......................................6
  Section 2.03. Effects of the Merger........................................6
  Section 2.04. Articles of Incorporation and By-Laws of the Surviving
                Corporation..................................................6
  Section 2.05. Directors....................................................6
  Section 2.06. Officers.....................................................7
  Section 2.07. Conversion of Shares.........................................7
  Section 2.08. Conversion of Purchaser Common Stock.........................7
  Section 2.09. Company Option Plans.........................................7
  Section 2.10. Warrants.....................................................7
  Section 2.11. Shareholders' Meeting........................................8
  Section 2.12. Merger Without Meeting of Shareholders.......................8
ARTICLE III PAYMENT FOR SHARES...............................................9
  Section 3.01. Payment for Shares...........................................9
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................10
  Section 4.01. Organization and Qualification; Subsidiaries................10
  Section 4.02. Articles of Incorporation and By-Laws.......................11
  Section 4.03. Capitalization..............................................11
  Section 4.04. Authority Relative to this Agreement........................12
  Section 4.05. No Conflict; Required Filings and Consents; No
                Dissenters' Rights..........................................12
  Section 4.06. Compliance..................................................14
  Section 4.07. SEC Reports and Financial Statements........................14
  Section 4.08. Information.................................................15
  Section 4.09. Litigation..................................................15
  Section 4.10. Compliance with Applicable Laws.............................15
  Section 4.11. Employee Benefit Plans and Arrangements.....................16
  Section 4.12. Intellectual Property.......................................17
  Section 4.13. Environmental Matters.......................................18
  Section 4.14. Taxes.......................................................19
  Section 4.15. Absence of Certain Material Adverse Changes.................19
  Section 4.16. Affiliate Transactions......................................20
  Section 4.17. Insurance...................................................20
  Section 4.18. Real Property...............................................20
  Section 4.19. Labor Matters...............................................21
  Section 4.20. Material Contracts..........................................21
  Section 4.21. Opinion of Financial Advisor................................21
  Section 4.22. Brokers.....................................................21

                                TABLE OF CONTENTS
                                  (CONTINUED)
                                                                           PAGE

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................22
  Section 5.01. Organization and Qualification..............................22
  Section 5.02. Authority Relative to this Agreement........................22
  Section 5.03. No Conflict; Required Filings and Consents..................23
  Section 5.04. Information.................................................23
  Section 5.05. Brokers.....................................................24
  Section 5.06. Financial Capability........................................24
ARTICLE VI COVENANTS........................................................24
  Section 6.01. Conduct of Business of the Company..........................24
  Section 6.02. Access to Information.......................................27
  Section 6.03. Further Assurances; Reasonable Best Efforts.................27
  Section 6.04. Filings; Consents...........................................28
  Section 6.05. Public Announcements........................................29
  Section 6.06. Indemnification; Employees and Employee Benefits............29
  Section 6.07. No Solicitation.............................................30
  Section 6.08. Notification of Certain Matters.............................33
  Section 6.09. State Takeover Laws.........................................33
  Section 6.10. Shareholder Litigation......................................33
  Section 6.11. Exemption from Liability Under Section 16(b)................33
  Section 6.12. Financing Covenant of Parent................................34
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER........................34
  Section 7.01. Conditions..................................................34
ARTICLE VIII TERMINATION; AMENDMENTS; WAIVER................................34
  Section 8.01. Termination.................................................34
  Section 8.02. Effect of Termination.......................................36
  Section 8.03. Fees and Expenses...........................................36
  Section 8.04. Amendment...................................................36
  Section 8.05. Extension; Waiver...........................................36
ARTICLE IX MISCELLANEOUS....................................................37
  Section 9.01. Non-Survival of Representations and Warranties..............37
  Section 9.02. Entire Agreement; Assignment................................37
  Section 9.03. Validity....................................................37
  Section 9.04. Notices.....................................................37
  Section 9.05. Governing Law; Jurisdiction.................................38
  Section 9.06. Waiver of Jury Trial........................................38
  Section 9.07. Descriptive Headings........................................39
  Section 9.08. Counterparts................................................39
  Section 9.09. Parties in Interest.........................................39
  Section 9.10. Certain Definitions.........................................39
  Section 9.11. Specific Performance........................................39

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of February 22, 2001, by and among Luxottica Group S.p.A., an Italian corporation ("Parent"), Shade Acquisition Corp., a Florida corporation and a subsidiary of Parent (the "Purchaser"), and Sunglass Hut International, Inc., a Florida corporation (the "Company").

      WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the acquisition of the Company by Purchaser on the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, in furtherance of such acquisition, Parent proposes to cause the Purchaser to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all of the issued and outstanding shares of Common Stock, $.01 par value, of the Company (the "Shares") at a price per Share of $11.50 net to the Seller in cash (such price, as it may hereafter be increased, the "Share Offer Price"), upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the Board of Directors of the Company (the "Board") has approved the Offer and the Merger (as hereinafter defined) and is recommending that the Company's shareholders accept the Offer and tender their Shares to the Purchaser;

      WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the merger of the Purchaser with and into the Company, as set forth below (the "Merger"), in accordance with the Florida Business Corporation Act (the "FBCA") and upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding Share not owned directly or indirectly by the Parent, the Purchaser or the Company will be converted into the right to receive the Share Offer Price in cash;

      WHEREAS, the Board of Directors of the Company has taken such action as is necessary so that the restrictions on "affiliated transactions" set forth in
Section 607.0901 of the FBCA (the "Affiliate Transaction Statute") and the restrictions on "control-share acquisitions" set forth in Section 607.0902 of the FBCA (the "Control Share Statute") do not apply and will not apply to Parent, the Purchaser or affiliates or associates of Parent as a result of the transactions contemplated by this Agreement;

      WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger; and

      WHEREAS, as a condition and inducement to the willingness of Parent and the Purchaser to enter into this Agreement (and effect the transactions contemplated hereby), concurrently with the execution and delivery of this Agreement, Parent and James N. Hauslein, Chairman of the Board of Directors and Chief Executive Officer of the Company, are entering into a Consulting, Nondisclosure and Noncompetition Agreement, dated as of the date of this Agreement (the "Consulting and Non-Competition Agreement");

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Parent, the Purchaser and the Company agree as follows:

                                   ARTICLE I

                                   THE OFFER

      Section 1.01. THE OFFER.

      (a) Provided that this Agreement shall not have been terminated in accordance with Article VIII hereof and each of the conditions set forth in Annex I hereto (as hereinafter provided) shall have been satisfied or waived (collectively, the "Tender Offer Conditions"), the Purchaser shall, and Parent shall cause the Purchaser to, commence (within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), promptly, but in any event not later than March 5, 2001, the Offer for all outstanding Shares at the Share Offer Price, net to the Seller in cash. The Company agrees that no Shares held by the Company or any subsidiary of the Company will be tendered pursuant to the Offer. The initial expiration date for the Offer (the "Initial Expiration Date") shall be the twentieth (20th) business day from and after the date the Offer is commenced, including the date of commencement as the first business day in accordance with Rule 14d-2 under the Exchange Act, unless the Purchaser shall have extended the period of time for which the Offer is open pursuant to, and in accordance with, this Agreement or as may be required by applicable law, in which case the expiration date of the Offer shall be the latest time and date as the Offer, as so extended, may expire (the Initial Expiration Date, as so extended, being hereinafter referred to as the "Expiration Date"). Parent shall have the right, without the consent of the Company, to extend the Offer beyond the Initial Expiration Date in the following events: (i) from time to time if, at the Initial Expiration Date (or extended Expiration Date of the Offer, if applicable), any of the conditions to the Offer shall not have been satisfied or waived; (ii) for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer or any period required by applicable law; (iii) for an aggregate period not to exceed ten (10) business days (for all such extensions), if all of the conditions to the Offer are satisfied or waived but the number of Shares validly tendered and not withdrawn is insufficient to result in Purchaser owning at least eighty percent of the then outstanding number of Shares and Parent and Purchaser irrevocably and expressly waive all Tender Offer Conditions that may subsequently fail to be satisfied during such extension of the Offer pursuant to this clause (iii); or (iv) pursuant to an amendment to the Offer providing for a "subsequent offering period" not to exceed twenty (20) business days to the extent permitted under and in compliance with Rule 14d-11 under the Exchange Act; PROVIDED, HOWEVER, that the Expiration Date shall not be extended by the Parent beyond the Outside Date without the prior written consent of the Company. Purchaser agrees that if any of the Tender Offer Conditions are not satisfied or waived on any scheduled Expiration Date of the Offer, then Purchaser shall, and Parent shall cause Purchaser to, extend the Offer for a period of not more than ten (10) business days if requested to do so by the Company in writing prior to such scheduled Expiration Date. The Purchaser expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms or conditions of the Offer; PROVIDED that without the prior written consent of the Company, the Purchaser shall not, and Parent shall cause Purchaser not to, waive the Minimum Condition, extend the Expiration Date of the Offer except as expressly provided above, decrease the price per Share or change the form of consideration payable in the Offer, decrease the number of Shares sought to be purchased in the Offer, impose conditions to the Offer in addition to those set forth in Annex I or amend any other term of the Offer (including the Tender Offer Conditions) in any manner adverse to the holders of any Shares. Subject to the terms of the Offer and this Agreement and the satisfaction or waiver (to the extent permitted by this Agreement) of all the Tender Offer Conditions as of any Expiration Date, the Purchaser shall, and Parent shall cause Purchaser to, accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer promptly after such Expiration Date of the Offer. Each of Parent and the Purchaser shall use its reasonable best efforts to avoid the occurrence of any Event specified in Annex I or to cure any such Event that shall have occurred.

      (b) Parent shall cause the Purchaser to file with the SEC on the date the Offer is commenced a Tender Offer Statement on Schedule TO (together with any supplements or amendments thereto, the "Offer Documents"), which shall contain (as an exhibit thereto) the Purchaser's Offer to Purchase (the "Offer to Purchase") which shall be mailed to the holders of Shares with respect to the Offer. The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information supplied by the Company specifically for inclusion or incorporation by reference in the Offer Documents. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and the Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to shareholders of the Company, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Offer Documents (including any amendments or supplements thereto) prior to such documents being filed with the SEC.

      Section 1.02. COMPANY ACTIONS.

      (a) The Company hereby approves of, and consents to, the Offer. The Company shall, contemporaneously with the commencement of the Offer and the filing of the Purchaser's Schedule TO provided for in Section 1.01, file with the SEC and mail to the holders of Shares a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with any amendments or supplements thereto, the "Schedule 14D-9") and shall disseminate the Schedule 14D-9 as required by Rule 14d-9 promulgated under the Exchange Act. The Schedule 14D-9 will set forth, and the Company hereby represents, that the Board, at a meeting duly called and held, has unanimously: (i) determined that this Agreement and the transactions contemplated hereby, including, without limitation, the Offer and the Merger are fair to, advisable and in the best interests of the Company and its shareholders; (ii) approved this Agreement, the Offer and the Merger and has determined that such approval constitutes the valid approval of this Agreement, the Offer and the Merger for purposes of (y) the FBCA, including the Affiliate

Transaction Statute and the Control Share Statute, and (z) the Company's articles of incorporation and by-laws; (iii) taken all other action necessary to render the Affiliate Transaction Statute and the Control Share Statute inapplicable to the Offer, the Merger and all transactions contemplated by this Agreement; and (iv) resolved to recommend acceptance of the Offer and approval and adoption of the Merger and this Agreement by the Company's shareholders (in accordance with the requirements of the Company's articles of incorporation, by-laws and applicable law); PROVIDED, HOWEVER, that such recommendation and approval may be withdrawn, modified or amended to the extent that the Board determines in good faith (after having consulted with outside legal counsel) that such action is necessary in order for its directors to comply with their fiduciary duties to the Company's shareholders under applicable law. The Company further represents that Morgan Stanley & Co. has rendered to the Board its opinion that the consideration to be paid in the Offer and the Merger is fair to the holders of Shares from a financial point of view. The Company hereby consents to the inclusion in the Offer Documents of the recommendations and approvals referred to in this Section 1.02.

      (b) The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's shareholders, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or the Purchaser specifically for inclusion or incorporation by reference in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agree promptly to correct any information provided by either of them for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to the holders of the Shares, in each case as and to the extent required by applicable federal securities law. Parent, the Purchaser and their counsel shall be given a reasonable opportunity to review the Schedule 14D-9 (including any amendments or supplements thereto) prior to it being filed with the SEC.

      (c) In connection with the Offer, the Company shall, to the extent it possesses, controls or has access to such information, promptly furnish the Purchaser with mailing labels, security position listings, any available non-objecting beneficial owner lists and any available listing or computer files containing the names and addresses of the record holders of the Shares as of a recent date, and shall promptly furnish the Purchaser with such additional information (including, without limitation, updated lists of holders of Shares and their addresses, mailing labels and lists of security positions) and assistance as the Purchaser or its agents or representatives may reasonably request in connection with communicating the Offer to the record and beneficial holders of the Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and Purchaser shall (i) hold in confidence the information contained in any of such labels and lists; (ii) use such information only in connection with the Offer and the Merger; and (iii) if this Agreement is terminated, shall, upon request, deliver to the Company or destroy all copies of such information then in their possession.

      Section 1.03. DIRECTORS.

      (a) Effective upon the acceptance for payment of, and payment by Purchaser in accordance with the Offer for, not less than a majority of the outstanding Shares pursuant to the Offer, and from time to time thereafter, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board as is equal to the product of (i) the total number of directors on the Board (determined after giving effect to the directors elected pursuant to this sentence) multiplied by (ii) the percentage that the aggregate number of Shares beneficially owned by Parent or its affiliates (including shares accepted for payment) bears to the total number of Shares then outstanding, and the Company shall promptly take all actions necessary to cause Parent's designees ("Purchaser Insiders") to be so elected, including, if necessary, by increasing the number of directors or seeking the resignations of one or more existing directors; PROVIDED, HOWEVER, that prior to the Effective Time (as defined in Schedule 2.02), the Board shall always have at least two members who are neither officers, directors, shareholders or designees of the Purchaser or any of its affiliates and the Company shall continue to comply with The Nasdaq Stock Market requirements with respect to independent directors. During the period in which Parent shall be entitled to designate members of the Board, the Company will use its best efforts to cause individuals designated by Parent to constitute the same percentage as such individuals represent on the Board of (A) each committee of the Board and (B) each board of directors (and committee thereof) of each subsidiary of the Company. If the number of directors who are not Purchaser Insiders is reduced below two for any reason prior to the Effective Time, the remaining directors who are not Purchaser Insiders (or if there is only one director who is not a Purchaser Insider, the remaining director who is not a Purchaser Insider) shall be entitled to designate a person (or persons) to fill such vacancy (or vacancies) who is not an officer, director, shareholder or designee of the Purchaser or any of its affiliates and who shall be a director not deemed to be a Purchaser Insider for all purposes of this Agreement.

      (b) The Company's obligations to appoint Parent's designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.03 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.03; PROVIDED, HOWEVER, that Parent will supply and be responsible for any information with respect to itself and its officers, directors and affiliates required by such Section and Rule to the Company.

      (c) From and after the election or appointment of Parent's designees pursuant to this Section 1.03 and prior to the Effective Time, any amendment or termination of this Agreement by the Company, any extension by the Company of the time for the performance, or waiver, of any of the obligations or other acts of Parent or the Purchaser or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are not Purchaser Insiders. The Board shall not delegate any matter set forth in this Section 1.03(c) to any committee of the Board.

                                   ARTICLE II

                                   THE MERGER

      Section 2.01. THE MERGER. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the FBCA, at the Effective Time (as defined in Section 2.02) the Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of the Purchaser shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At the option of Parent and provided that such amendment does not delay the Effective Time, the Merger may be structured so that, and this Agreement shall thereupon be amended to provide that, the Company shall be merged with and into the Purchaser or another direct or indirect wholly-owned subsidiary of Parent, with the Purchaser or such other subsidiary of Parent continuing as the Surviving Corporation; PROVIDED, HOWEVER, that the Company shall be deemed not to have breached any of its representations and warranties herein if and to the extent such breach would have been attributable to such election.

      Section 2.02. EFFECTIVE TIME; CLOSING. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Florida, in such form as is required by, and executed in accordance with, the relevant provisions of Florida law. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time." Immediately prior to the filing of the Articles of Merger, a closing (the "Closing") will be held at the offices of Winston & Strawn, 200 Park Avenue, New York, New York, or such other place as the parties hereto may agree.

      Section 2.03. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 607.1106 of the FBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

      Section 2.04. ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION.

      (a) The articles of incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

      (b) Subject to the provisions of Section 6.06 of this Agreement, the by-laws of the Purchaser in effect at the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

      Section 2.05. DIRECTORS. Subject to applicable law, the directors of the Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

      Section 2.06. OFFICERS. The individuals specified by Parent prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

      Section 2.07. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares held by Parent, the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company, which Shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be cancelled and retired and shall cease to exist with no payment being made with respect thereto) shall be converted into the right to receive in cash the Share Offer Price (the "Merger Price"), payable to the holder thereof, without interest thereon, upon surrender of the certificate formerly representing such Share.

      Section 2.08. CONVERSION OF PURCHASER COMMON STOCK. At the Effective Time, each share of Common Stock, par value $.01 per share, of the Purchaser issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

      Section 2.09. COMPANY OPTION PLANS. At the Effective Time, by virtue of the Merger, all outstanding and unexpired options (regardless of whether or not such options have vested) (the "Options"), including all options granted pursuant to the Company's 1993 Amended and Restated Stock Option Plan and 1996 Executive Incentive Compensation Plan (collectively, the "Option Plans") shall be cancelled and each holder of a cancelled Option shall be entitled to receive, in consideration for the cancellation of such Option, an amount in cash equal to the product of (x) the number of Shares previously subject to such Option and
(y) the excess, if any, of the Merger Price over the exercise price per Share previously subject to such Option (such payment to be net of taxes and other amounts required by law to be withheld with respect thereto), payable to such holder, without interest thereon, upon surrender of the certificate or other document evidencing such Option to the Surviving Corporation. Delivery of any cash payment under this Section 2.09 to a holder of Options shall be conditioned upon receipt by Parent or the Surviving Corporation of a waiver of all of that holder's right, title and interest in and to his or her Options. Effective as of the Effective Time, the Company shall take all action as is necessary prior to the Effective Time to terminate all Option Plans so that on and after the Effective Time no current or former employee, director, consultant or other person shall have any option to purchase Shares or any other equity interests in the Company under any Option Plan.

      Section 2.10. WARRANTS. At the Effective Time, by virtue of the Merger, all outstanding and unexpired warrants to purchase Shares (the "Warrants") shall be cancelled and each holder of a cancelled Warrant shall be entitled to receive, in consideration for the cancellation of such Warrant, an amount in cash equal to the product of (x) the number of Shares previously subject to such Warrant and (y) the excess, if any, of the Merger Price over the exercise price per Share previously subject to such Warrant (such payment to be net of taxes and other amounts required by law to be withheld with respect thereto), payable to such holder, without interest thereon, upon surrender of the certificate or other document evidencing such Warrant to the Surviving Corporation. Delivery of any cash payment under this Section 2.10 to a holder of Warrants shall be conditioned upon receipt by Parent or the Surviving Corporation of a waiver of all of that holder's right, title and interest in and to his or her Warrants.

      Section 2.11. SHAREHOLDERS' MEETING.

      (a) If required by the Company's articles of incorporation and/or applicable law in order to consummate the Merger, the Company, acting through the Board, shall, in accordance with applicable law and upon Parent's request:

          (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") as soon as practicable following the acceptance for payment of and payment for Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

          (ii) subsequent to the acceptance for payment of and payment for Shares by the Purchaser pursuant to the Offer, prepare and file with the SEC a preliminary proxy statement relating to the Merger and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause a definitive proxy statement (the "Proxy Statement") to be mailed to its shareholders and (y) to obtain the necessary approvals of the Merger and this Agreement by its shareholders; and

          (iii) subject to the fiduciary obligations of the Board under applicable law as advised by outside counsel (as provided in Section 1.02(a)), include in the Proxy Statement the recommendation of the Board that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

      (b) Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other affiliates that it controls in favor of the approval of the Merger and the adoption of this Agreement.

      Section 2.12. MERGER WITHOUT MEETING OF SHAREHOLDERS. Notwithstanding
Section 2.11, in the event that Parent, the Purchaser or any of Parent's other direct or indirect subsidiaries shall acquire, in the aggregate, at least 80% of the outstanding Shares, pursuant to the Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Shares by the Purchaser pursuant to the Offer without a meeting of shareholders of the Company, in accordance with Section 607.1104 of the FBCA.

                                  ARTICLE III

                               PAYMENT FOR SHARES

      Section 3.01. PAYMENT FOR SHARES.

      (a) From and after the Effective Time, a bank or trust company mutually acceptable to Parent and the Company shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price in respect of certificates (the "Share Certificates") that, prior to the Effective Time, represented Shares entitled to payment of the Merger Price pursuant to Section 2.07. Promptly following the Effective Time, Parent or the Purchaser shall deposit, or cause to be deposited, in trust with the Paying Agent the aggregate Merger Price to which holders of Shares shall be entitled at the Effective Time pursuant to Section
2.07 (such funds being hereinafter referred to as the "Exchange Fund").

      (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of Share Certificates that immediately prior to the Effective Time represented Shares (other than Share Certificates representing Shares held by Parent or the Purchaser, any wholly-owned subsidiary of Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Share Certificates shall pass, only upon proper delivery of the Share Certificates to the Paying Agent and instructions for use in surrendering such Share Certificates and receiving the aggregate Merger Price in respect thereof. Upon the surrender of each such Share Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the Paying Agent shall pay the holder of such Share Certificate in respect of Shares, the applicable Merger Price multiplied by the number of Shares formerly represented by such Share Certificate in consideration therefor, and such Share Certificate shall forthwith be cancelled. Until so surrendered, each such Share Certificate (other than Share Certificates representing Shares held by Parent or the Purchaser, in the treasury of the Company or by any wholly-owned subsidiary of the Company) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest or dividends shall be paid or accrued on the Merger Price. If the Merger Price (or any portion thereof) is to be delivered to any person other than the person in whose name the Share Certificate formerly representing Shares surrendered therefor is registered, it shall be a condition to such right to receive such Merger Price that the Share Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Share Certificates shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of the Merger Price to a person other than the registered holder of the Share Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

      (c) Promptly following the date which is 180 days after the Effective Time, the Paying Agent shall deliver to the Surviving Corporation all cash, Share Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Share Certificate formerly representing a Share may surrender such Share Certificate to the Surviving Corporation and

(subject to the applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price relating thereto, without any interest or dividends thereon.

      (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Share Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger Price as provided in this Article III.

      (e) None of Parent, the Purchaser, the Company nor the Surviving Corporation shall be liable to any holder of Shares or other securities for any consideration to be paid in the Merger delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (f) Each of the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or other securities such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or other securities in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

      (g) If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as Parent or the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Share Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Share Certificate, the Merger Price, without any interest thereon.

      (h) The Paying Agent shall invest the funds constituting the Exchange Fund as directed by Parent. Any interest or other income resulting from such investment shall be paid to Parent.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and the Purchaser that:

      Section 4.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Except as set forth in Section 4.01 of the disclosure schedule delivered to Parent by the Company (the "Company Disclosure Schedule"), each of the Company's subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Company and each of its subsidiaries has the requisite power

(corporate or otherwise) and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect on the Company. The term "Material Adverse Effect on the Company", as used in this Agreement, means any change or effect that, either individually or in the aggregate with all other changes or effects, is or could reasonably be expected to be materially adverse to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, other than (x) a change or effect resulting from a change in general economic conditions or (y) a change in vendor relationships resulting primarily from the announcement of the Offer and the Merger.

      Section 4.02. ARTICLES OF INCORPORATION AND BY-LAWS. The Company has heretofore made available to Parent and the Purchaser a complete and correct copy of the articles of incorporation and the by-laws, each as amended to the date hereof, of the Company and each subsidiary of the Company. Such articles of incorporation and by-laws are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any provision of its articles of incorporation or by-laws.

      Section 4.03. CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 Shares. As of the close of business on February 3, 2001, there were 40,136,132 Shares issued and outstanding, and no Shares were held in treasury. The Company has no shares of capital stock reserved for issuance, except that, as of February 3, 2001, there were 4,807,447 Shares reserved for issuance pursuant to outstanding and unexpired Options, 136,152 Shares reserved for issuance pursuant to outstanding Warrants and 3,801,652 Shares reserved for issuance under the Company's outstanding 5 1/4% Convertible Subordinated Notes due 2003 (the "Convertible Notes"). There are no other shares of capital stock of the Company authorized, issued or outstanding. Section 4.03 of the Company Disclosure Schedule sets forth the record and beneficial holders of all outstanding Options and Warrants and the number, exercise prices, vesting schedules and expiration dates of each grant to such holders. Since February 3, 2001, the Company has not issued any shares of capital stock or securities exchangeable or convertible into capital stock except pursuant to the exercise of Options or Warrants. All the outstanding Shares are, and all Shares which may be issued pursuant to the exercise of outstanding Options, Warrants and Convertible Notes will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and are not subject to nor were they issued in violation of any preemptive rights. Except as set forth in Section 4.03 of the Company Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into, or exchangeable for, securities having such rights) ("Voting Debt") of the Company or any of its subsidiaries issued and outstanding. Except as set forth in this Section 4.03 and except for the transactions contemplated by this Agreement, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests, nor are there any obligations of the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Shares or other capital stock of the Company or any of its subsidiaries. Except as set forth in Section 4.03 of the Company Disclosure Schedule, to the knowledge of the Company, there are no outstanding proxies with respect to the Shares and there are no agreements or understandings by or among any persons which affect or relate to the voting of, or the execution of written consents with respect to, any security of the Company or any of its subsidiaries. Each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and such shares of the Company's subsidiaries are owned, beneficially and of record, by the Company or by a subsidiary of the Company, in each case free and clear of any lien, claim, option, charge, security interest, limitation, encumbrance and restriction of any kind (any of the foregoing being a "Lien"), other than the Liens in favor of the Company's senior lenders pursuant to the agreement that is described in the Company's SEC Reports filed prior to the date of this Agreement. Except as set forth in Section 4.03 of the Company Disclosure Schedule, the Company does not directly or indirectly own capital stock of, or any other interest in, any entity other than its wholly-owned subsidiaries disclosed in Section 4.03 of the Company Disclosure Schedule.

      Section 4.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, except for any required approval by the Company's shareholders in connection with the consummation of the Merger, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by the Board and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by holders of the Shares to the extent required by the Company's articles of incorporation and by applicable law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement by Parent and the Purchaser, constitutes a legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The Board, at a meeting duly called and held, has taken all actions necessary under the FBCA, including approving the transactions contemplated by this Agreement, to ensure that the restrictions set forth in the Affiliate Transaction Statute and the Control Share Statute do not, and will not, apply to Parent or the Purchaser, affiliates or associates of Parent or the Purchaser or the transactions contemplated by this Agreement, including, without limitation, the Offer and the Merger. No other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger or the other transactions contemplated by this Agreement.

      Section 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS; NO DISSENTERS' RIGHTS.

      (a) Assuming (i) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the requirements of the Exchange Act and any applicable state securities or "blue sky" laws are met and (iii) the filing of the Articles of Merger and other appropriate merger documents, if any, as required by the FBCA, is made, none of the execution and delivery of this Agreement by the Company, the performance or consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or violate the articles of incorporation or by-laws of the Company or the comparable organizational documents of any of its subsidiaries, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment, decree, injunction or other binding action or requirement of any Governmental Entity (as defined below) applicable to the Company or its subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, except for such conflicts or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (iii) other than the accelerated vesting of the Options, result in a breach or violation of, a default under or the triggering of any payment or other material obligations pursuant to, any of the Company's existing Employee Benefit Arrangements (as hereinafter defined) or any grant or award made under any of the foregoing, or (iv) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any benefit under, or the creation of any Lien on any of the property or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties may be bound or affected, except as disclosed in Section 4.05 of the Company Disclosure Schedule and except for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      (b) None of the execution and delivery of this Agreement by the Company, the performance or consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization, order or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any government or subdivision thereof, domestic, foreign or supranational, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Articles of Merger pursuant to the FBCA, (iii) compliance with the HSR Act, and (iv) Consents the failure of which to obtain or make could not reasonably be expected to (A) have a Material Adverse Effect on the Company or materially adversely affect the ability of the Company to consummate the transactions contemplated hereby, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay consummation of any transactions contemplated by this Agreement. Except (i) for the accelerated vesting of Options, (ii) terminations and other detriments that would not be material to the Company or any of its subsidiaries or, following the consummation of the Offer or the Merger, Parent or the Purchaser, or (iii) as set forth in Section 4.05 of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the Consent from or the giving of notice to a third party pursuant to, permit a third party to terminate or accelerate vesting or repurchase rights or create any other detriment under the terms, conditions or provisions of, any note, bond, mortgage, indenture, license, lease, contract, agreement, Employee Benefit Arrangement, or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound (except that this sentence does not apply to real estate leases, which are covered by the representation and warrant set forth in Section 4.18).

      (c) Section 607.1302 of the FBCA, providing for the right of shareholders to dissent from the consummation of a plan of merger to which a corporation incorporated under the FBCA is a party, does not and, assuming that the Shares remain designated as a national market system security within the meaning of the FBCA prior to the Merger, will not apply to the transactions contemplated by this Agreement, including, without limitation, the Merger, by reason of: (i) the fact that the articles of incorporation of the Company do not otherwise provide; and (ii) the provisions of Section 607.1302(4) of the FBCA.

      Section 4.06. COMPLIANCE. Except as set forth in Section 4.06 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries is bound or affected, except for such conflicts, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      Section 4.07. SEC REPORTS AND FINANCIAL STATEMENTS.

      (a) Except as set forth in Section 4.07 of the Company Disclosure Schedule, the Company has filed on a timely basis with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (as they have been amended since the time of their filing, and including any documents filed as exhibits thereto, collectively, the "SEC Reports") required to be filed by the Company with the SEC since January 30, 1999. As of their respective dates, except as set forth in Section 4.07 of the Company Disclosure Schedule, the SEC Reports (including, without limitation, any financial statements or schedules included or incorporated by reference therein) complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the SEC promulgated thereunder applicable, as the case may be, to such SEC Reports, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. No subsidiary of the Company is required to file any form, report or other document with the SEC.

      (b) The consolidated balance sheets as of January 30, 1999 and January 29, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended January 29, 2000 (including the related notes and schedules thereto) of the Company contained in the Company's Form 10-K for the year ended January 29, 2000 included in the SEC Reports present fairly, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates or for the periods presented therein in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved except as otherwise noted therein.

      (c) The Company's unaudited consolidated balance sheet as of October 28, 2000 and the related consolidated statements of income, shareholders' equity and cash flows for the three months and nine months then ended, as applicable (collectively, the "Most Recent Financial Statements"), contained in the Company's Form 10-Q for the fiscal quarter ended October 28, 2000 present fairly, in all material respects (subject to normal year-end adjustments that will not be material), the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries as of the date or for the periods presented therein in conformity with GAAP applied on a consistent basis during the periods involved except as otherwise noted therein.

      Section 4.08. INFORMATION. None of the information supplied by the Company specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the Proxy Statement or (iv) any other document filed or to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated by this Agreement (the "Other Filings") will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to shareholders, at the time of the Special Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that no representation is made by the Company with respect to information furnished by Parent or the Purchaser specifically for inclusion therein. The Schedule 14D-9, the Proxy Statement and the Other Filings made by the Company prior to the acceptance for payment of Shares pursuant to the Offer will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or the Purchaser in writing specifically for inclusion in the Proxy Statement.

      Section 4.09. LITIGATION. Except as set forth in Section 4.09 of the Company Disclosure Schedule or in the SEC Reports filed by the Company prior to the date of this Agreement, there is no legal action, suit, claim or legal, administrative or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any property or asset of the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement nor is there any judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries, or any property or asset of the Company or any of its subsidiaries, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or could reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

      Section 4.10. COMPLIANCE WITH APPLICABLE LAWS. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental

Entities required in connection with the ownership or occupancy of their respective properties and assets and the operation of their respective businesses, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The operations of the Company and its subsidiaries are not being conducted in violation of any law, rule, regulation or order of any Governmental Entity applicable to the Company or its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except that no representation or warranty is made in this Section 4.10 with respect to Environmental Laws (as defined in Section 4.13 below) which are dealt with exclusively in Section 4.13), except for violations or possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      Section 4.11. EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS.

      (a) Section 4.11 of the Company Disclosure Schedule includes a complete list of all severance, benefit, deferred compensation, incentive compensation, stock option, bonus, welfare benefit and other employee benefit plans, programs and policies providing benefits to any present or former director, officer or employee of the Company or any of its subsidiaries, or any beneficiary or dependent of any such person (whether or not written), sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute (collectively, the "Plans"), and includes a summary in reasonable detail of any unwritten Plans. Without limiting the generality of the foregoing, the term "Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA") and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

      (b) With respect to each Plan, the Company has made available to Parent a true, correct and complete copy of all plan documents, benefit schedules, trust agreements, insurance contracts and other funding vehicles and the most recent annual financial report and Annual Report (Form 5500 Series), if any.

      (c) The Company and each of its subsidiaries has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to the Plans. With respect to each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"), the IRS has issued a favorable determination letter.

      (d) All contributions required to be made to any Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company included in the SEC Reports and in the Most Recent Financial Statements to the extent required under GAAP.

      (e) No Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any material liability under (i) Title IV of ERISA, (ii)
section 302 of ERISA, (iii) sections 412 and 4971 of the Code, or (iv) the continuation coverage requirements of section 601 ET SEQ. of ERISA and section 4980B of the Code, other than a liability that arises solely out of, or relates solely to, the Plans, that would be a liability of the Surviving Corporation or any of its subsidiaries following the Effective Time.

      (f) No Plan is a multiemployer plan, as defined Section 3(37) of ERISA. No claims are pending against the Plans, or the Company or any of its subsidiaries with respect to the Plans except for benefit payments in the normal course of business, and no employee, beneficiary, dependent, or governmental agency has threatened any appeal or litigation regarding any matter with respect to the Plans. No Plan provides benefits to current or former employees, beneficiaries, or dependents of the Company or its subsidiaries which continue after termination of employment, other than as required by Section 601 ET SEQ. of ERISA.

      Section 4.12. INTELLECTUAL PROPERTY.

      (a) All patents, patent applications, patent disclosures, trademark registrations and trademark applications, service mark registrations and service mark applications, certification mark registrations and certification mark applications, copyright registrations and copyright registration applications, mask works registrations and mask works registration applications, both domestic and foreign, internet domain names, computer software, trade secrets, trademarks, trade names, service marks, certification marks, copyrights, internet domain names, source codes, know-how, methods, processes, procedures, apparatus, equipment, industrial property, discoveries, inventions, designs, drawings, plans, specifications, engineering data, manuals, development projects, research and development work in progress, technology or other proprietary rights or confidential information which are owned or used by the Company or any of its subsidiaries, or are necessary for the operation of their respective businesses, are referred to as the "Intellectual Property." Except as otherwise indicated on Section 4.12 of the Company Disclosure Schedule, the Company and its subsidiaries own or have a valid right to use all the Intellectual Property.

      (b) Except for such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, none of the licenses or other agreements relating to the Intellectual Property to which the Company or any of its subsidiaries is a party is subject to termination or cancellation or change in its terms or provisions as a result of this Agreement or the transactions provided for in this Agreement.

      (c) To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any Intellectual Property.

      (d) Except as disclosed in Section 4.12 of the Company Disclosure Schedule, no claim with respect to the Intellectual Property has been asserted or, to the knowledge of the Company, is threatened by any person nor does the Company know of any valid ground for any bona fide claims (i) to the effect that the manufacture, sale or use of any product or process as used (currently or in the past) or offered or proposed for use or sale by the Company or any of its subsidiaries infringes on any copyright, trade secret, patent, trade name or other intellectual property right of any person, (ii) against the Company or any of its subsidiaries relating to the use of any Intellectual Property, or (iii) challenging the ownership, validity or effectiveness of any Intellectual Property, except for claims which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company. To the Company's knowledge, all granted and issued material patents, all material registered trademarks and service marks and all material copyrights held by the Company and its subsidiaries are valid, enforceable and subsisting.

      (e) No Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing, assignment or other transfer, use or enforceability thereof by the Company that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, except indemnities agreed to in the ordinary course of business included as part of the Company's license agreements and other indemnities that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      Section 4.13. ENVIRONMENTAL MATTERS. Other than for those exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) there has been no Release of Hazardous Substances by the Company or any of its subsidiaries on any real property currently or formerly owned, leased or operated by the Company or any of its subsidiaries, and to the knowledge of the Company, no real property currently or formerly owned, leased or operated by the Company or any subsidiary thereof is contaminated with any Hazardous Substances; (ii) no judicial or administrative proceeding order, judgment, decree, settlement or investigation is pending or, to the knowledge of the Company, threatened relating to alleged violations of Environmental Laws, Releases or threatened Releases of Hazardous Substances on real property currently or formerly owned, leased or operated by the Company or any of its subsidiaries, or liability for any off-site disposal of Hazardous Substances or contamination; (iii) the Company and its subsidiaries have not received in writing any claims, notices or correspondence alleging liability under any Environmental Law, and to the knowledge of the Company no facts or circumstances exist that could reasonably be expected to result in such claims; (iv) the business and operations of the Company and its subsidiaries comply with all Environmental Laws and the Company and its subsidiaries have obtained all material permits, authorizations and licenses relating to Environmental Laws necessary for the operation of their businesses; all such permits, authorizations and licenses are in full force and effect and the Company and its subsidiaries are in compliance, in all material respects, with all terms and conditions of such permits; and (v) to the knowledge of the Company, any asbestos-containing material or presumed asbestos-containing material which is on or part of any real property currently owned or operated by the Company or any subsidiary is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any Environmental Law. "Environmental Law" means any applicable federal, state or local law, regulation, order, decree or judicial opinion or other agency requirement having the force and effect of law and relating to noise, odor, Hazardous Substances or the environment. "Hazardous Substance" means any toxic or hazardous substance or waste that is regulated by or under authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls. "Release" means spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Hazardous Substance into the environment, including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance.

      Section 4.14. TAXES.

      (a) The Company and each of its subsidiaries have timely filed with the appropriate taxing authorities all material Tax Returns required to be filed. All Taxes of the Company and each of its subsidiaries shown to be due and payable on such Tax Returns have been paid and the Company has made adequate provisions in the Company's financial statements for all payments of Taxes anticipated to be payable for all relevant taxable periods (or portions thereof).

      (b) All material deficiencies and assessments asserted as a result of examinations or audits by taxing authorities have been paid, settled, or adequately provided for in the Company's financial statements.

      (c) No issue or claim has been asserted in writing for Taxes (i) the adverse determination of which would result in a material deficiency or (ii) that has given rise to a material Lien against property of the Company or any of its subsidiaries.

      (d) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns of the Company or any of its subsidiaries.

      (e) There is no contract, agreement, plan, or arrangement covering any employee or former employee of the Company that could give rise, separately or in the aggregate, to a payment that would not be deductible by reason of Section 280G of the Code or Section 162(m) of the Code.

      (f) Neither the Company nor any of its subsidiaries (i) has been a member of a group filing consolidated returns for federal income tax purposes (except for a group that has the Company as its common parent) or (ii) is a party to a Tax sharing or a Tax indemnity agreement or a similar agreement that remains in effect.

      (g) The term "Tax," as used in this Agreement, means any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits or other tax, charge, fee, levy, custom duties, or other similar charge imposed by a taxing authority of the United States or any state, local, or foreign government or agency or subdivision thereof, including any interest, penalties, additions to tax, or additional amounts accrued under applicable law or charged by any taxing authority.

      (h) The term "Tax Return," as used in this Agreement, means any return, declaration, report, claim for refund, or information return or other statement in relation to Taxes, including any schedule or attachment thereto or amendment thereof.

      Section 4.15. ABSENCE OF CERTAIN MATERIAL ADVERSE CHANGES. Other than as previously disclosed in the SEC Reports, since January 29, 2000, (i) there has not been an event which could reasonably be expected to have a Material Adverse Effect on the Company, (ii) the business of the Company and its subsidiaries has been conducted, in all material respects, only in a manner consistent with past practice, and (iii) neither the Company nor any of its subsidiaries has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transactions or entered into any material agreement or commitment outside the ordinary course of business. In addition, except as set forth in Section 4.15 of the Company Disclosure Schedule and other than as previously disclosed in the SEC Reports, since January 29, 2000, there has not been (i) any change by the Company in its accounting methods, principles and practices, (ii) except as previously disclosed to representatives of Parent, any reevaluation by the Company of any asset (including, without limitation, any write-down of inventory or write-off of accounts receivable) other than in the ordinary course of business consistent with past practice, (iii) any damage, destruction or loss (whether or not covered by insurance) with respect to any material property or asset of the Company or any of its subsidiaries, (iv) any failure by the Company to revalue any asset in accordance with GAAP applied consistent with past practice, (v) except in the ordinary course of business, any entry by the Company or any of its subsidiaries into any commitment or transaction material to the Company and its subsidiaries, taken as a whole, (vi) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, or (vii) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any director or officer of the Company, PROVIDED, however, that nothing herein shall require the listing on Section 4.15 of the Company Disclosure Schedule of Options otherwise disclosed on Section 4.03 of the Company Disclosure Schedule or of any item disclosed on Section 4.11 of the Company Disclosure Schedule.

      Section 4.16. AFFILIATE TRANSACTIONS. Except as set forth in Section 4.16 of the Company Disclosure Schedule or as previously disclosed in the SEC Reports, there have been no transactions, agreements, arrangements or understandings between the Company or any of its subsidiaries, on the one hand, and any affiliate thereof, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

      Section 4.17. INSURANCE. Except to the extent that the lack of a policy could not reasonably be expected to have a Material Adverse Effect on the Company, the Company and its subsidiaries have insurance policies, including, without limitation, policies of fire and other casualty and liability insurance, that the Company believes are sufficient for the respective businesses and operations of the Company and its subsidiaries.

      Section 4.18. REAL PROPERTY. Neither the Company nor any of its subsidiaries owns any real property. No violation or default exists under any lease of real property to which the Company or any of its subsidiaries is a party, nor has the Company or any of its subsidiaries received notice alleging that any such violation or default exists, except for such violations or defaults, actual or alleged, which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The consummation of the transactions contemplated by this Agreement will not create or result in a violation or default under any such lease, whether pursuant to any "change in control" or any other provisions thereof, except for such violations or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      Section 4.19. LABOR MATTERS. No employee of the Company or of any of its subsidiaries is represented by any labor union or any collective bargaining organization. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. The Company and each of its subsidiaries have complied in all material respects with all labor agreements and all applicable laws, regulations, decrees, orders, judgments and other requirements relating to the employment of labor, including those related to equal employment opportunity, wages, hours, occupational safety, and the payment of social security and other payroll-related Taxes, and neither the Company nor any of its subsidiaries has received any notice alleging a failure to comply in any material respect with such laws, regulations, decrees, orders, judgments and other requirements. No material controversies, disputes or proceedings are pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries with respect to their employees. Except as set forth in
Section 4.19 of the Company Disclosure Schedule, there are no employment, consulting or similar agreements covering employees or consultants of the Company or any of its subsidiaries.

      Section 4.20. MATERIAL CONTRACTS.

      (a) Neither the Company nor any of its subsidiaries is (i) in violation of or default under any contract or agreement that restricts its ability to compete or otherwise conduct its business as presently conducted, except for such violations or defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or (ii) a party to, or bound by, any contract or agreement that restricts or would restrict the ability of the Company or any of its affiliates from competing or otherwise conducting their respective businesses as such businesses are conducted on the date of this Agreement, except for such restrictions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

      (b) Except as set forth in Section 4.20 in the Company Disclosure Schedule, there does not exist any contract to which the Company or any of its subsidiaries is a party providing for its purchase from a third party of products for resale by the Company or any of its subsidiaries at retail: (i) under which a violation or default that would result in a material cost to the Company would be caused by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; or (ii) that cannot by virtue of its terms be cancelled or terminated by the Company or any of its subsidiaries, without a material penalty or other material financial cost to the Company or any of its subsidiaries, on less than ninety (90) days' notice to the other party to such contract.

      Section 4.21. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Morgan Stanley & Co. to the effect that the consideration to be received by the holders of the Shares pursuant to the Offer and Merger is fair to the holders of the Shares from a financial point of view. The Company shall promptly deliver to Parent a copy of such opinion.

      Section 4.22. BROKERS. Except for the engagement of Morgan Stanley & Co., whose fees will be paid by the Company, none of the Company, any of its subsidiaries, or any of their respective officers, directors, or employees has employed any investment banker, financial advisor, broker, finder or other intermediary or incurred any liability for any brokerage or investment banking fees, commissions, finder's fees or similar fees in connection with the transactions contemplated by this Agreement. The aggregate Merger Fees (as defined herein) owed or which will be owing by the Company and its subsidiaries in connection with the Offer, the Merger and the other transactions contemplated by this Agreement will not exceed the amount set forth in the Company's agreement with Morgan Stanley & Co., a copy of which has been made available to Parent. "Merger Fees" means all fees and expenses paid or payable by or on behalf of the Company or any of its subsidiaries to all investment bankers and financial advisors incident to the negotiation, preparation, execution and consummation of this Agreement and the transactions contemplated hereby.

      When used in this Article IV, references to "the Company's knowledge" or similar phrases shall mean to the actual knowledge of the officers and directors of the Company after reasonable investigation.



                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

      Parent and the Purchaser represent and warrant to the Company as follows:

      Section 5.01. ORGANIZATION AND QUALIFICATION. Parent is a corporation duly organized, validly existing and in good standing under the laws of Italy. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each of Parent and the Purchaser has the requisite corporate power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary, except where the failure to have such power or authority, or the failure to be so qualified, licensed or in good standing, would not have a Material Adverse Effect on Parent. The term "Material Adverse Effect on Parent", as used in this Agreement, means any change in or effect on the business, results of operations or financial condition of Parent or any of its subsidiaries that would materially impair the ability of Parent or the Purchaser to timely satisfy its obligations under this Agreement.

      Section 5.02. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and the Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of Parent and the Purchaser and by Parent as shareholder of the Purchaser and no other corporate proceedings on the part of Parent or the Purchaser are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the filing of the appropriate merger documents as required by the FBCA). This Agreement has been duly executed and delivered by each of Parent and the Purchaser and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

      Section 5.03. NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

      (a) Assuming (i) compliance with the HSR Act and any requirements of any foreign or supranational antitrust laws, (ii) the requirements of the Exchange Act and any applicable state securities or "blue sky" laws are met and (iii) the filing of the Articles of Merger and other appropriate merger documents, if any, as required by the FBCA is made, none of the execution and delivery of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the transactions contemplated hereby or compliance by Parent or the Purchaser with any of the provisions hereof will (x) conflict with or violate the organizational documents of Parent or the Purchaser, (y) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or the Purchaser, or any of their subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected, or (z) conflict with or result in a violation of the terms of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or the Purchaser, or any of their respective subsidiaries, is a party or by which any of their respective properties or assets may be bound or affected, which, in the case of clauses (x), (y) or (z), would reasonably be expected to have a Material Adverse Effect on Parent.

      (b) None of the execution and delivery of this Agreement by Parent and the Purchaser, the consummation by Parent and the Purchaser of the transactions contemplated hereby or compliance by Parent and the Purchaser with any of the provisions hereof will require Parent or the Purchaser to obtain any Consent of any Governmental Entity, except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of the Articles of Merger pursuant to the FBCA, (iii) compliance with applicable state securities or "blue sky" laws, (iv) compliance with the HSR Act and any requirements of any foreign or supranational antitrust laws, and (v) Consents the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect on Parent.

      Section 5.04. INFORMATION. None of the information supplied or to be supplied by Parent and the Purchaser specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the Proxy Statement or (iv) the Other Filings will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to shareholders, at the time of the Special Meeting and the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they we made, not misleading. The Offer Documents will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

      Section 5.05. BROKERS. Except for the engagement of Rothschild, Inc., whose fees will be paid by the Purchaser, none of Parent, Purchaser, or any of their respective subsidiaries, officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for or with respect to which the Company is or might be liable prior to the Effective Time.

      Section 5.06. FINANCIAL CAPABILITY.

      (a) Parent has access to the funds necessary to purchase, or cause Purchaser to purchase, all the Shares pursuant to the Offer and the Merger, to fund the Option and Warrant payments contemplated hereby and to pay all fees and expenses related to the transactions contemplated by this Agreement to be paid by it. Parent will have readily available funds necessary to consummate the Offer and the Merger on the terms contemplated by this Agreement and will provide such funds to Purchaser at or prior to the consummation of the Offer or the Merger, as applicable.

      (b) Purchaser is not and has never been a party to any material agreements and has not conducted any activities other than in connection with the organization of Purchaser, the commencement of the Offer, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE VI

                                    COVENANTS

      Section 6.01. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or with the prior written consent of Parent, during the period from the date of this Agreement to the earlier of (i) such time as Purchaser Insiders shall constitute a majority of the Company's Board, (ii) such time as this Agreement is terminated in accordance with Section 8.01, and (iii) the Effective Time, the Company will, and will cause each of its subsidiaries to,
(i) conduct its operations only in the ordinary course of business consistent with past practice, (ii) use its reasonable efforts to preserve intact the business or organization of the Company and each of its subsidiaries and to keep available the services of its and their present officers, consultants and key employees, (iii) use its reasonable best efforts to preserve the goodwill of those having business relationships with it, as well as with officials and employees of government agencies and other entities which regulate the Company, its subsidiaries and their respective businesses, and (iv) not take any action which could reasonably be expected to materially and adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing and except as otherwise contemplated by this Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule, the Company will not, and will not permit any of its subsidiaries to, prior to the Effective Time, without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed at any time following sixty (60) days after the date of this Agreement:

      (a) adopt any amendment to its article of incorporation or bylaws or comparable organizational documents;

      (b) sell, pledge or encumber any stock owned by it in any of its subsidiaries;

      (c) except for issuances of capital stock of the Company's subsidiaries to the Company or a wholly-owned subsidiary of the Company, (i) issue, reissue, sell, or convey, or authorize the issuance, reissuance, sale or conveyance of
(A) shares of capital stock (or other ownership interests) of any class (including shares held in treasury), or securities convertible or exchangeable into capital stock (or other ownership interests) of any class, or any rights, warrants or options to acquire any such convertible or exchangeable securities or capital stock (or other ownership interests), or any Voting Debt, other than the issuance of Shares, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Options or Warrants outstanding on the date hereof and set forth in Section 4.03 of the Company Disclosure Schedule and the conversion of the Company's outstanding 5 1/4% Convertible Subordinated Notes due 2003, or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof; or (ii) make any other changes in the capital structure of the Company, or in the case of clauses (i) and (ii) propose or agree to do any of the foregoing;

      (d) declare, set aside or pay any dividend or other actual, constructive or deemed distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock or otherwise make any payments to shareholders in their capacity as shareholders, other than any distribution by a subsidiary of the Company to the Company or a wholly-owned subsidiary of the Company;

      (e) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, or any of its other securities;

      (f) increase the compensation or fringe benefits payable or to become payable to its present or former directors, officers, consultants or employees (whether from the Company or any of its subsidiaries), or pay or award any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units pursuant to the Option Plans or otherwise) or grant any severance or termination pay to, or enter into any employment, severance or other compensation agreement with, any director, officer, consultant or employee of the Company or any of its subsidiaries or establish, adopt, enter into, amend or waive in any material respect any performance or vesting criteria or accelerate vesting or exercisability under any collective bargaining, bonus profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any present or former director, officer, consultant or employee (any of the foregoing being an "Employee Benefit Arrangement"), except in each case (i) to the extent required by applicable law or regulation, (ii) to the extent required under existing Employee Benefit Arrangements as described in Section 6.01 of the Company Disclosure Schedule and (iii) for normal increases in salary, wages and benefits of non-executive employees in the ordinary course of business consistent with past practice that do not result in a material increase in benefits or compensation expense to the Company or any of its subsidiaries;

      (g) acquire, mortgage, encumber, license, sell, lease or dispose of any assets (other than inventory) or securities which are material to the Company and its subsidiaries, taken as a whole, or enter into any commitment to do any of the foregoing or enter into any material commitment or transaction outside the ordinary course of business;

      (h) (i) incur, assume, guarantee or pre-pay any indebtedness, except that the Company and its subsidiaries may incur, assume or pre-pay indebtedness in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise becomes liable or responsible (whether directly, contingently or otherwise) for significant obligations of any other person except in the ordinary course of business consistent with past practice, (iii) pay, discharge or satisfy any significant claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business and consistent with past practice, (iv) make any loans, advances or capital contributions to, or investments in, any other person, except in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments between any wholly-owned subsidiary of the Company and the Company or another wholly-owned subsidiary of the Company, (v) authorize or make any significant capital expenditures other than in the ordinary course of business consistent with past practice or (vi) vary the Company's business practices (including, without limitation, its inventory practices) in any material respect from the Company's past practices;

      (i) settle or compromise any suit or claim or threatened suit or claim where the uninsured amount to be paid is greater than $100,000 or where the settlement or compromise would include an admission by the Company or any subsidiary of its non-compliance with any securities or other applicable law;

      (j) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its subsidiaries;

      (k) make any tax election not required by law or settle or compromise any material tax liability;

      (l) other than in the ordinary course of business consistent with past practice, (i) waive any rights of substantial value, (ii) cancel or forgive any indebtedness owed to the Company or any of its subsidiaries or (iii) make any payment, direct or indirect, of any material liability of the Company or any of its subsidiaries before the same comes due in accordance with its terms;

      (m) voluntarily permit any material insurance policy naming the Company or any of its subsidiaries as a beneficiary or a loss payee to be canceled or terminated, except in the ordinary course of business consistent with past practice;

      (n) enter into or amend any material contract or agreement other than in the ordinary course of business consistent with past practice; PROVIDED, HOWEVER, that the Company may not under any circumstance waive or release any of its rights under any confidentiality or standstill agreement to which it is a party;

      (o) except as may be required as a result of a change in law or under GAAP, make any change in its methods, principles and practices of accounting, including tax accounting policies and procedures;

      (p) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or, except in the ordinary course of business consistent with past practice, any material assets;

      (q) enter into any joint venture, partnership or similar agreement;

      (r) make any application or filing with any Governmental Entity outside the ordinary course of business consistent with past practice; or

      (s) agree in writing or otherwise to take any of the foregoing actions or voluntarily take any action which could reasonably be expected to cause any representation or warranty in this Agreement to be or become untrue or incorrect in any material respect or could reasonably be expected to cause any condition to the consummation of the transactions contemplated hereby not to be satisfied.

      Section 6.02. ACCESS TO INFORMATION. From the date hereof until the Effective Time, the Company shall, and shall cause its subsidiaries, to provide Parent and the Purchaser and their respective officers, employees, counsel, advisors, accountants, financial advisors, financial sources, affiliates and representatives (collectively, the "Parent Representatives") full and complete access during normal business hours and upon reasonable notice, to the offices and other facilities and to the books and records of the Company and its subsidiaries, as will permit Parent and the Purchaser to make inspections of such as either of them may reasonably require, and will use its best efforts to cause the officers, directors, employees, counsel, advisors and other representatives and agents of the Company and the Company's subsidiaries (collectively, the "Company Representatives") to furnish Parent, the Purchaser and the Parent Representatives to the extent available with such financial and operating data and other information with respect to the business and operations of the Company and its subsidiaries as Parent and the Purchaser may from time to time reasonably request. Parent and the Purchaser shall be subject to the terms of the Confidentiality Agreement dated as of January 31, 2001 (the "Confidentiality Agreement") with respect to any information obtained from the Company and its subsidiaries and the Company Representatives pursuant to this
Section 6.02

      Section 6.03. FURTHER ASSURANCES; REASONABLE BEST EFFORTS. (a) Subject to the terms and conditions herein provided and to applicable legal requirements, each of the Company, Parent and the Purchaser shall, and shall cause their respective subsidiaries to, cooperate and use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, in the case of the Company, consistent with the fiduciary duties of the Company's Board of Directors (as provided in Section 1.02(a)), and to assist and cooperate with the other parties hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Offer and this Agreement.

      (b) If at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or the Purchaser or any of their respective subsidiaries, should be discovered by the Company or Parent, as the case may be, and which should be set forth in an amendment to the Offer Documents or Schedule 14D-9, the discovering party will promptly inform the other party of such event or circumstance. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

      (c) Each of the parties agrees to cooperate with each other in taking, or causing to take, at the direction of Parent, all actions necessary to delist the Shares from the NASDAQ National Market System, provided that such delisting shall not be effective until after the Effective Time.

      Section 6.04. FILINGS; CONSENTS.

      (a) Each of the parties will use its reasonable best efforts to obtain as promptly as practicable all Consents of any Governmental Entity or, upon Parent's reasonable request, any other person required in connection with, and waivers of any breaches or violations of any Contracts, permits, licenses or other agreements that may be caused by, the consummation of the transactions contemplated by the Offer and this Agreement, PROVIDED, HOWEVER, that the Company (y) need not use any effort to obtain the Consent of the Company's senior lenders or the holders of Convertible Notes and (z) need not expend funds to obtain Consents from persons other than Governmental Entities unless Parent has agreed to reimburse the Company therefor.

      (b) Without limiting the generality of Section 6.04(a), subject to the terms and conditions herein provided, the Company and Parent shall (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, and (ii) use reasonable efforts to cooperate with one another in (A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (C) taking or undertaking all such further action as may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

      (c) Without limiting the generality of the undertakings pursuant to
Section 6.04(b): (i) each of Parent and the Company shall provide promptly to the Governmental Entities with regulatory jurisdiction over enforcement of any applicable antitrust laws (each a, "Government

Antitrust Entity") information and documents requested by such Government Antitrust Entity or necessary, or reasonably requested to permit consummation of the transactions contemplated by this Agreement; (ii) without in any way limiting the provisions of Section 6.04(b)(i) above, each of Parent and the Company shall file any Notification and Report Form and related material required under the HSR Act as soon as reasonably practicable after the date of this Agreement, and thereafter use its commercially reasonable efforts to certify as soon as reasonably practicable its substantial compliance with any requests for additional information or documentary material that are required to be made under the HSR Act; (iii) each of the Company and Parent will keep the other informed of any material communication, and provide to the other copies of all correspondence, between it (or its advisors) and any Government Antitrust Entity relating to this Agreement or any of the matters described in this
Section 6.04(c); and (iv) each of the Company and Parent shall permit the other to review any material communication to be given by it to, and shall consult with each other in advance of any telephonic calls, meeting or conference with, any Government Antitrust Entity and, to the extent permitted, give the other party the opportunity to attend and participate in such telephonic calls, meetings and conferences. Notwithstanding any of the foregoing, no failure to obtain termination of the waiting period under the HSR Act shall be deemed to be a breach hereunder by the Company or Parent. Notwithstanding the provisions of
Section 6.04(b) and 6.04(c), in the event that either Parent or the Company is requested, as a condition to obtaining the approval of any Governmental Antitrust Entity to the transactions contemplated hereunder, to divest assets or take any action which if taken could reasonably be expected to have a Material Adverse Effect on the combined consolidated businesses, assets, operations or prospects of Parent and Company, then neither Parent nor the Company shall be required to take such action and no failure by either Parent or the Company to take such action shall be deemed a breach of this Section 6.04 or of any other provision of this Agreement.

      Section 6.05. PUBLIC ANNOUNCEMENTS. The initial press release announcing the terms of this Agreement shall be a joint press release. Thereafter, Parent, the Purchaser and the Company each agree to consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, agree to provide to the other party for review a copy of any such press release or public statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

      Section 6.06. INDEMNIFICATION; EMPLOYEES AND EMPLOYEE BENEFITS.

      (a) Parent agrees that all rights to indemnification now existing in favor of any individual who at or prior to the Effective Time was a director, officer, employee or agent of the Company or any of its subsidiaries (the "Indemnified Parties") as provided in their respective charters, by-laws or indemnification agreements, as in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time unless otherwise required by law, PROVIDED that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

      (b) The Company agrees that, commencing on the date hereof and until the Effective Time, it will engage (at no cost to the Company) a consultant designated by the Parent. Such consultant, who may be an officer or employee of Parent or one of its affiliates, shall also be an advisor to Purchaser and accordingly be provided the access to information provided for in Section 6.02 hereof. Such consultant shall, in consultation with the Parent, provide the Company from time to time with recommendations pertaining to the operations of the Company and its subsidiaries. The Company, consistent with the fiduciary duties of the Company's Board of Directors, shall review such recommendations and, to the extent the Company deems advisable, adopt such recommendations and utilize its best efforts to implement those recommendations it deems advisable.

      (c) Parent agrees that the Company and, from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect for not less than six years (except as provided in the last proviso of this Section 6.06(b)) from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company; PROVIDED that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not significantly less advantageous to the beneficiaries of the current policies and with carriers comparable in terms of creditworthiness to those which have written the policies maintained by the Company at the date hereof; and PROVIDED, HOWEVER, that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time; and PROVIDED, FURTHER, that the Surviving Corporation shall not be required to pay an annual premium in excess of 300% of the last annual premium paid by the Company prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.06(b) it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

      (d) For a period of two years following the Closing Date, Parent shall cause the Surviving Corporation to provide employees of the Company as of the Effective Time ("Employees") with benefits comparable (except for such changes as may be required by law) in the aggregate to those provided under the Company's benefit plans, programs and arrangements and compensation policies and practices in effect at the Effective Time (excluding any incentive compensation arrangements). The Surviving Corporation shall credit each Employee, for all purposes under all benefit plans, programs and arrangements and compensation policies and practices of the Surviving Corporation in which such Employee is eligible to participate by virtue of his or her employment after the Effective Time, with all previous service to the extent recognized by the Company, its subsidiaries or its predecessors for benefit plan purposes, including, without limitation, vacation time and sick days, except to the extent such credit would result in a duplication of benefits. Notwithstanding anything to the contrary set forth herein, nothing herein shall preclude the Surviving Corporation from terminating any Employee for any reason for which the Company could have terminated such person prior to the Effective Time.

      Section 6.07. NO SOLICITATION.

      (a) The Company shall not, and shall not permit or cause any of its subsidiaries to, nor shall it authorize or permit any officer, director, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its subsidiaries or affiliates (collectively, the "Company Representatives") to, directly or indirectly, initiate, solicit, encourage (including by way of furnishing non-public information or assistance), induce or take any other action to facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal, or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED, HOWEVER, that prior to the acceptance for payment of the Shares pursuant to the Offer, the Company may, and may authorize and permit the Company Representatives to, furnish or cause to be furnished confidential information and may participate in such negotiations and discussions or take any other action otherwise prohibited by this Section 6.07(a) with any person (unless such other action is subject to the restrictions of Section 6.07(b), in which case such other action shall only be permitted in accordance with such restrictions) that, after the date hereof, makes a bona fide unsolicited proposal to enter into a business combination with the Company pursuant to an Acquisition Proposal that the Board of Directors of the Company in good faith reasonably determines is likely to be more favorable to the Company's shareholders than the transactions contemplated by this Agreement, but only if and to the extent that (A) the Board determines in good faith (after having consulted with outside legal counsel) that such action is necessary in order for its directors to comply with their fiduciary duties under applicable law, (B) prior to taking such action, the Company (x) provides advance written notice to Parent that it intends to take such action and (y) receives from such person an executed confidentiality agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement, (C) prior to furnishing any nonpublic information to any such person, the Company furnishes such nonpublic information to Parent (to the extent that such nonpublic information has not been previously furnished by the Company to Parent), (D) neither the Company nor any of its subsidiaries nor any of the Company Representatives shall have violated any of the provisions set forth in this Section 6.07, and (E) unless the Board determines in good faith after consulting the Company's outside counsel that doing so would result in a violation of the Board's fiduciary duties under applicable law, the Company promptly advises Parent of the identity of such person and the terms, conditions and status of any such Acquisition Proposal and provides Parent with copies of any written proposals and any amendments or revisions thereto and all correspondence related thereto. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. If not previously requested, the Company also will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return or destroy all confidential information heretofore furnished to such person by the Company or on the Company's behalf. Neither the Company nor any of its subsidiaries shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party and shall use its best efforts to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including, but not limited to, by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction. Notwithstanding the foregoing, nothing contained herein shall prevent the Company from complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal.

      The term "Acquisition Proposal," as used in this Agreement, shall mean any offer or proposal (whether or not in writing and whether or not delivered to the Company's shareholders generally), from any person relating to any (i) direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of the Company and its subsidiaries taken as a whole, (ii) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole,
(iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 15% more of any class of equity securities of the Company or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

      (b) Except as expressly permitted by this Section 6.07(b), the Board (or any committee thereof) shall not approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Acquisition Proposal (an "Acquisition Agreement"). The Company may, however, terminate this Agreement pursuant to Section 8.01(e)(ii) if (i) the Board of Directors of the Company has received a Superior Acquisition Proposal, (ii) in light of such Superior Acquisition Proposal, the Board has determined in good faith (after having consulted with outside legal counsel) that it would be necessary for the Board to terminate this Agreement in order to comply with its fiduciary obligations under applicable law, (iii) the Company has notified Parent in writing of the terms of the Superior Acquisition Proposal and the determinations described in clause (ii) above, (iv) at least five (5) business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent in writing since receipt of the notice referred to in clause (iii) above, such Superior Acquisition Proposal (as the same may have been modified or amended, but provided that Parent shall have received the requisite notice of any such modification or amendment) remains a Superior Acquisition Proposal and the Board of Directors of the Company has again made the determinations referred to in clause (ii) above, (v) during the five (5) business day period referred to in the preceding clause (iv), the Company and its advisors shall have negotiated in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable Parent to proceed with the transactions contemplated by this Agreement, (vi) the Company shall not be in breach of the provisions of Section 6.07(a) or 6.07(b), (vii) the Board concurrently or previously approves, and the Company concurrently or previously enters into, a definitive Acquisition Agreement providing for the implementation of such Superior Acquisition Proposal, and (viii) the Company shall have paid the Termination Fee and Parent Expenses required by Section 8.3(b), in the manner contemplated thereby. The term "Superior Acquisition Proposal," as used in this Agreement, shall mean any bona fide unsolicited written Acquisition Proposal to acquire all or substantially all of the Shares or assets of the Company which the Board determines in its good faith judgment (after consultation with the Company's independent financial advisor) to be (x) on terms superior in value from a financial point of view to the holders of Shares than the transactions contemplated by this Agreement, taking into account all the terms and conditions of such proposal and this Agreement (including any offer by Parent to amend the terms of the transactions contemplated by this Agreement) and (y) reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

      Section 6.08. NOTIFICATION OF CERTAIN MATTERS. Parent and the Company shall promptly notify each other of (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or regarding any violation, or alleged violation of law; (c) any material actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its subsidiaries; (d) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects and (e) any failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; PROVIDED, HOWEVER, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

      Section 6.09. STATE TAKEOVER LAWS. (a) If any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (each a "Takeover Statute") (including the Affiliate Transaction Statute and the Control Share Statute) is or becomes applicable to the Offer, the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, and otherwise act to eliminate or minimize the effects of such Takeover Statutes.

      (b) Without limiting the terms of Section 6.07, the Company covenants and agrees that it will not take any action that would make the Affiliate Transaction Statute, the Control Share Statute or any other Takeover Statute inapplicable to an Acquisition Proposal (other than the Offer and the Merger).

      Section 6.10. SHAREHOLDER LITIGATION. The Company shall give Parent the reasonable opportunity to participate in the defense of any shareholder litigation against the Company and/or its officers or directors relating to the transactions contemplated by this Agreement.

      Section 6.11. EXEMPTION FROM LIABILITY UNDER SECTION 16(B). Parent and the Company shall take all such steps as may be required or reasonably requested to cause the transactions contemplated by this Agreement and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act and the rules and regulations promulgated thereunder, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP, or as may otherwise be reasonably requested by the Company.

      Section 6.12. FINANCING COVENANT OF PARENT. Parent will use its good faith and reasonable commercial efforts to obtain all financing reasonably expected to be required to accomplish the Offer, the Merger and payment for the Shares and the Option and Warrant payments contemplated by this Agreement and to pay all fees and expenses arising in connection with the transactions contemplated hereby.

                                  ARTICLE VII.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

      Section 7.01. CONDITIONS. The respective obligations of Parent, the Purchaser and the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

      (a) SHAREHOLDER APPROVAL. The shareholders of the Company shall have duly approved the transactions contemplated by this Agreement (if required by the FBCA), pursuant to the requirements of the Company's articles of incorporation and by-laws, and applicable law.

      (b) PURCHASE OF SHARES. The Purchaser shall have accepted for payment and paid for Shares pursuant to the Offer in accordance with the terms hereof; PROVIDED, that this condition shall be deemed to have been satisfied with respect to Parent and the Purchaser if the Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer.

      (c) INJUNCTIONS; ILLEGALITY. The consummation of the Merger shall not be restrained, enjoined, prohibited or materially restricted by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents or materially restricts the consummation of the Merger or has the effect of making the Merger illegal; provided, however, that each of the parties shall have used its commercially reasonable efforts (subject to the other terms and conditions of this Agreement) to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any injunction or other order that may be entered prior to it having become final and nonappropriate.

      (d) HSR. Any applicable waiting period (or any extension thereof) under the HSR Act or under any other applicable statutes or regulations relating to the Merger shall have expired or been terminated.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENTS; WAIVER

      Section 8.01. TERMINATION. This Agreement may be terminated and the Offer and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the
Company:

      (a) by the mutual written consent of Parent and the Company;

      (b) by the Company if (i) the Purchaser fails to commence the Offer within the time period and as otherwise provided in Section 1.01 hereof, or (ii) the Purchaser fails to purchase validly tendered Shares in violation of the terms of the Offer or this Agreement; PROVIDED, HOWEVER, that the Company may not terminate this Agreement pursuant to this Section 8.01(b) if it shall have materially breached this Agreement;

      (c) by Parent or the Company if (i) Offer is terminated or withdrawn pursuant to its terms without any Shares being purchased thereunder or (ii) the Purchaser shall not have accepted for payment Shares pursuant to the Offer in accordance with the terms hereof on or before June 27, 2001 (the "Outside Date"); PROVIDED, HOWEVER, that neither Parent nor the Company may terminate this Agreement pursuant to this Section 8.01(c) if such party shall have materially breached this Agreement; and PROVIDED FURTHER, that if the sole reason the Offer shall not have been consummated by the Outside Date is that the HSR Condition (as defined in Annex I) has not been satisfied, the Outside Date shall be extended until August 27, 2001.

      (d) by Parent or the Company if any court or other Governmental Entity shall have issued, enacted, entered, promulgated or enforced any law, order, judgment, decree, injunction or ruling or taken any other action (that has not been vacated, withdrawn or overturned) restraining, enjoining or otherwise prohibiting the Merger and such law, order, judgment, decree, injunction, ruling or other action shall have become final and nonappealable;

      (e) by the Company if, prior to the acceptance for payment of Shares pursuant to the Offer in accordance with the terms of this Agreement, (i) there shall have occurred, on the part of Parent or Purchaser, a material breach of any representation, warranty, covenant or agreement contained in this Agreement that would reasonably be expected to have a Material Adverse Effect on Parent which is not curable or, if curable, is not cured within ten (10) calendar days after written notice of such breach is given by the Company to the party committing the breach, or (ii) a third party, including any group, shall have made a Superior Acquisition Proposal and the requirements of Section 6.07(b) have been satisfied in all respects; or

      (f) by Parent if, prior to the purchase of Shares pursuant to the Offer in accordance with the terms of this Agreement, (i) there shall have occurred, on the part of the Company, (x) a material breach of any representation or warranty in Section 4.01, Section 4.03 or Section 4.04 or (y) a breach of any other representation, warranty, covenant or agreement contained in this Agreement (determined without giving effect to any materiality or similar qualifications), other than those breaches that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, which breach is not curable or, if curable, is not cured on or prior to the earlier of
(A) ten (10) calendar days after written notice of such breach is given by Parent to the Company and (B) the date on which all conditions to the Offer not related to such breach have been satisfied, (ii) the Company fails to perform any of its obligations under, or otherwise breaches, Section 6.07, (iii) the Board shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Parent and the Purchaser its approval or recommendation of the Offer, this Agreement or the Merger, shall have approved or recommended an Acquisition Proposal, or shall have resolved to effect any of the foregoing, (iv) the Company or any of its subsidiaries shall have entered into an Acquisition Agreement obligating the Company or any of its subsidiaries to engage in a transaction with a person other than Parent, the Purchaser or an affiliate of either (an "Acquisition Transaction"), or shall have consummated an Acquisition Transaction, or (v) the Board fails to publicly reaffirm its approval or recommendation of the Offer, this Agreement or the Merger, or fails to reaffirm its determination that the Offer, this Agreement and the Merger are in the best interests of the Company's shareholders, within ten (10) business days after Parent requests in writing that such recommendation or determination be reaffirmed.

      Section 8.02. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than pursuant to the provisions of the last sentence of Section 1.02(c), Section 4.22, Section 5.05, the last sentence of Section 6.02, this Section 8.02, Section 8.03, Section 8.04, Section
9.04 and Section 9.05, which shall survive any such termination. Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement.

      Section 8.03. FEES AND EXPENSES.

      (a) Whether or not the Merger is consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

      (b) In the event this Agreement is terminated pursuant to Section 8.01(e)(ii) or Section 8.01(f), then the Company shall pay Parent in cash a termination fee of $14 million (the "Termination Fee") and reimburse Parent for the fees and expenses of Parent and the Purchaser related to this Agreement, the transactions contemplated hereby and any related financing (subject to a maximum of $1.0 million) (the "Parent Expenses"). The Termination Fee and Parent Expenses shall be payable by wire transfer of immediately available funds upon such termination.

      Section 8.04. AMENDMENT. Subject to Section 1.03(c), this Agreement may be amended by the Company, Parent and the Purchaser at any time before or after any approval of this Agreement by the shareholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Price or which adversely affects the rights of the Company's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

      Section 8.05. EXTENSION; WAIVER. Subject to the express limitations herein, any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other party or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.01. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement shall not survive beyond the Effective Time. Notwithstanding the foregoing, the agreements set forth in
Section 3.01, the last sentence of Section 6.03(c) and Section 6.06 shall survive the Effective Time indefinitely (except to the extent a shorter period of time is explicitly specified therein).

      Section 9.02. ENTIRE AGREEMENT; ASSIGNMENT.

      (a) This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supercedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

      (b) Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except that Parent may assign its rights, but not its obligations, and the Purchaser may assign its rights, interests and obligations to any affiliate or direct or indirect subsidiary of Parent without the consent of the Company, provided that no such assignment shall relieve the Purchaser or Parent of liability for any breach by such assignee). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      Section 9.03. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

      Section 9.04. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by overnight courier or facsimile to the respective parties as follows:

            If to Parent or the Purchaser:

            Luxottica Group S.p.A.
            Piazzale Lotto, 2
            Milan 20148
            Italy
            Facsimile:  011-39-02-4399-5757
            Attention: Roberto Chemello

            with a copy to:

            Winston & Strawn
            200 Park Avenue
            New York, New York  10166

            Facsimile: 212-294-4700
            Attention: Jonathan Goldstein
                       Daniel A. Ninivaggi

            If to the Company:

            Sunglass Hut International, Inc.
            225 Alhombra Circle
            Coral Gables, Florida 33134
            Facsimile: 305-461-6332
            Attention: James N. Hauslein

            with a copy to:

            Greenberg Traurig, LLP
            One East Cambelback Road, Suite 1100
            Phoenix, Arizona  85012
            Facsimile: 602-633-2350
            Attention: Bruce E. Macdonough

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

      Section 9.05. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      Section 9.06. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO I NVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.06.

      Section 9.07. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      Section 9.08. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      Section 9.09. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except with respect to Section 6.06, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      Section 9.10. CERTAIN DEFINITIONS. Certain terms used in this Agreement are defined in Annex I hereto. In addition, as used in this Agreement:

      (a) the term "affiliate," as applied to any person, shall mean any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise, and a person shall be deemed to control another person if the controlling person owns 10% or more of any class of voting securities (or other ownership interest) of the controlled person;

      (b) the term "person" shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act); and

      (c) the term "subsidiary" or "subsidiaries" means, with respect to Parent, the Company or any other person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      Section 9.11. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

                                    LUXOTTICA GROUP S.p.A.


                                    By:  /S/  Leonardo Del Vecchio
                                         -------------------------------------
                                         Name:   Leonardo Del Vecchio
                                         Title:  Chairman


                                    SHADE ACQUISITION CORP.

                                    By:  /s/ Roberto Chemello
                                         -------------------------------------
                                         Name:  Roberto Chemello
                                         Title: Chief Executive Officer



                                    SUNGLASS HUT INTERNATIONAL, INC.

                                    By:  /s/ James N. Hauslein
                                         -------------------------------------
                                         Name:  James N. Hauslein
                                         Title: Chairman of the Board

                                                                         Annex I



      CONDITIONS TO THE OFFER. Notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or pay for any tendered Shares and, subject to the terms of the Agreement, may delay the acceptance for payment of any tendered Shares, (A) unless (i) there shall have been validly tendered and not withdrawn prior to the expiration date for the Offer (the "Expiration Date") that number of Shares which represent at least a majority of the outstanding Shares on a fully diluted basis, after giving effect to the exercise or conversion of all options, warrants, rights and securities outstanding exercisable or convertible into voting securities, on the date of purchase (the "Minimum Condition"), (ii) any applicable waiting periods under the HSR Act shall have expired or been terminated (the "HSR Condition"), (iii) all Consents of, or notices to, Governmental Entities necessary for the consummation of the Offer and the other transactions contemplated by the Agreement shall have been obtained or made, other than those which, if not obtained or made, would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Company or (B) if at any time on or after February 22, 2001 and prior to the time of acceptance for payment or payment for any tendered Shares, any of the following events (each, an "Event") shall have occurred and be continuing:

            (a) any statute, rule, regulation, legislation, interpretation, order, judgment or injunction shall be enacted, entered, enforced, promulgated, amended or issued by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign (other than the waiting period provisions of the HSR
      Act), which shall remain in effect and which shall have the effect of (i) making illegal or restraining or prohibiting the making of the Offer, the acceptance for payment of, or payment for, the Shares by Parent or the Purchaser, or the consummation of the Offer or the Merger, (ii) prohibiting or materially limiting the ownership or operation by Parent or the Purchaser of all or a material portion of the business or assets of the Company or any of its subsidiaries, taken as a whole, or compelling Parent or the Purchaser to dispose of or hold separately all or a material portion of the business or assets of Parent or the Purchaser or the Company or any of its subsidiaries, or seeking to impose any material limitation on the ability of Parent or the Purchaser to conduct its business or own such assets, (iii) imposing material limitations on the ability of Parent or the Purchaser to effectively acquire, hold or exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by the Purchaser or Parent on all matters properly presented to the Company's shareholders or effectively to control in any material respect the business, assets or operations of the Company or any of its subsidiaries, or (iv) not permitting or allowing Parent to own all of the Company's issued and outstanding Shares;

            (b) there shall be instituted, pending or threatened any action or proceeding by any Governmental Entity seeking, or that could reasonably be expected to result in, any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above; or

            (c) any change shall have occurred (or any development shall have occurred involving prospective changes) in the business, results of operations or financial condition of the Company or any of its subsidiaries that has, or could reasonably be expected to have, a Material Adverse Effect on the Company; or

            (d) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Agreement or the Merger, shall have approved or recommended an Acquisition Proposal, or shall have resolved to effect any of the foregoing; (ii) the Company or any of its subsidiaries shall have entered into an Acquisition Agreement obligating the Company or any of its subsidiaries to engage in a transaction with a person other than Parent, the Purchaser or an affiliate of either, or the Company shall have consummated such a transaction; or (iii) the Board shall have failed to publicly reaffirm its approval or recommendation of the Offer, the Agreement or the Merger, or shall have failed to reaffirm its determination that the Offer, this Agreement and the Merger are in the best interests of the Company's shareholders, within ten (10) business days after Parent requests in writing that such recommendation or determination be reaffirmed; or

            (e) the Company and the Purchaser and Parent shall have reached an agreement that the Offer or the Merger Agreement be terminated, or the Merger Agreement shall have been terminated in accordance with its terms; or

            (f) (i) any of the representations and warranties of the Company set forth in Section 4.01, Section 4.03 or Section 4.04 of the Agreement shall not be true and correct in all material respects on and as of the Expiration Date, or (ii) the other representations and warranties of the Company set forth in the Merger Agreement shall not be true and correct, except in the case of this clause (ii) where the failure to be true and correct (without giving effect to any materiality or similar qualifications) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, on and as of the Expiration Date, as if any such representation and warranty were made on and as of the Expiration Date (except as to any such representation or warranty which speaks only as of a specific date, which must be untrue or incorrect as of such specific date); or

            (g) the Company shall have failed to perform or to comply in all material respects with its obligations, covenants or agreements required to be performed by it under the Merger Agreement at or prior to the Expiration Date; or

            (h) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a commencement of a war, armed hostilities or other national or international crisis directly involving the United States (other than an action involving United Nations' personnel or support of United Nations' personnel), (iv) a material limitation by any Governmental Entity on the extension of credit by banks or other lending institutions or

      (v) in the case of any of the foregoing clauses (i) through (iv) existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

      The parties acknowledge that the Tender Offer Conditions set forth above in this Annex I are for the sole benefit of Parent and Purchaser, that Parent or Purchaser may assert the failure of any of the Tender Offer Conditions regardless of the circumstances (other than any circumstances arising solely by any action or inaction by Parent or Purchaser) giving rise to any such failure, that the Company shall not assert the failure of, or waive, any such condition without the prior written consent of Parent and Purchaser, and that if Parent or Purchaser elects to waive any such condition to the Offer (which Parent or Purchaser may do in whole or in part at any time and from time to time), the Company shall cooperate and comply with such election. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

      The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is appended.